10.06

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                  [GERALD METALS, INC. LETTERHEAD]

                                                   April 10, 1997

Alta Gold Co.
601 Whitney Ranch Drive
Suite 10
Henderson, NV  89014

ATTN:  Mr. Robert N. Pratt

Gentlemen:

This Agreement sets forth the provisions in fulfillment of margin obligations by Alta Gold Co. in connection with presently outstanding and future contracts entered into from time to time between Alta Gold Co. ("Alta Gold") and Gerald Metals, Inc. ("Gerald") for the purchase and sale of gold and gold options.

1.   DEFINITIONS

     A. "Forward Contract" means any contract between the parties for the purchase or sale of gold having a maturity date more than two (2) business days forward. A Forward Contract is outstanding until payment and performance are completed in accordance with its terms.

     B. "Contract Value" of any Forward Contract means the product obtained by multiplying (i) the number of fine troy ounces of gold covered by that Forward Contract by
          (ii) the price per troy ounce specified in that Forward
          Contract.

     C.   "Market  Value"  for  margin purposes  of  any  Forward
          Contract  means  the  product obtained  by  multiplying
          (i) the number of fine troy ounces of gold covered by that Forward Contract by (ii) the settlement quotation of gold on the commodity Exchange, Inc. ("Comex") corresponding to the delivery month specified in the contract or if no such quotation is available then the settlement quotation of gold for such month shall be determined in good faith by Gerald. However, in the event the spot quotation of gold on the Comex changes more than the limit change allowed for the forward quotations then the settlement quotation of the forward months shall be adjusted to reflect the excess market move.

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Alta Gold Co.
April 10, 1997
Page 2

     D.   "Business Day" shall mean a day on which banks  in  New
          York City and the Comex are open for business.

     E. "Metal" shall mean gold in the form of 400 fine troy ounce (minimum .995 fine) bars, subject to variations permitted in the trade.

     F. "Call Option" shall mean that the purchaser has the right but not the obligation to purchase Metal.

     G. "Put Option" shall mean that the purchaser has the right but not the obligation to sell Metal.

     H. "Option" or "Options" shall mean Put and Call Options collectively.

     I.   "Metal   Quantity" for any Option means the  number  of
          troy ounces of Metal covered by that Option as stated in the confirming telex, as defined in paragraph 2.

     J. The term "Metal Value" of any Option on any day, shall mean the value of Metal for delivery on the expiration date as extrapolated from Comex gold futures settlements per troy ounce multiplied by the Metal Quantity of that option.

     K. "Strike Price" of any Option means the price fixed by the Option for the purchase (in the case of a Call Option) or the sale (in the case of a Put Option) of the Metal Quantity covered thereby. "Strike Value" of any Option shall mean an amount equal to its Strike Price multiplied by its Metal Quantity.

     L. "Intrinsic Value" at any time shall mean, (i) in the case of a Call Option, an amount in U.S. Dollars equal to the amount, if any, by which its Metal Value exceeds its Strike Value and (ii) in the case of a Put Option, an amount in U.S. Dollars equal to the amount, if any, by which its Strike Value exceeds its Metal Value.

     M. "Time Value" at any time shall mean the theoretical value as calculated using a standard formula accepted in the industry, using as volatility input Gerald's best estimate of appropriate volatility. Whenever appropriate, volatility will be calculated so as to be in line with the volatility of respective Comex gold option contracts.

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Alta Gold Co.
April 10, 1997
Page 3


     N. "Option Value" shall mean the sum of Intrinsic Value, if any, plus Time Value.

     O. "Funds" shall mean U.S. Dollars paid by wire transfer in immediately available funds to the bank account designated by the party receiving payment.

     P.   "Grantor" shall mean the party writing an Option.

     Q. "Holder" shall mean the party to which an Option is granted.

     R. "Expiration Date" shall mean 9:30 a.m. (New York Time) on the date agreed to by the Grantor and the Holder and set forth in the confirmation of the transaction, at which time the Option shall expire worthless unless previously exercised in accordance herewith.

     S. "Premium Amount" shall mean the consideration for an Option paid by the Holder to the Grantor.

     T.   "European  Option" shall mean an option  which  may  be
          exercised only on the agreed Expiration Date of the option, although irrevocable notice of intent to exercise a European Option may be given prior to Expiration Date.

2.   OPTION CONFIRMATION

Each Option purchased and sold hereunder shall be evidenced by a written or telex confirmation listing:

     a)   trade date                 e) metal type (gold)
     b)   premium payment due date   f) metal quantity
     c)   premium amount             g) option type (European)
     d)   strike price               h) option expiration date and time

3.   OPTION TERMS AND CONDITIONS

     A. The Premium Amount for any Option granted hereunder shall be paid by the Holder of such Option to the Grantor two Business Days after the date such Option is entered into.

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Alta Gold Co.
April 10, 1997
Page 4


     B. In the event an Option is exercised, on the second Business Day after the date of exercise, (i) in the case of a Put Option, the Grantor shall pay the Strike Value of that Option to the Holder and the Holder shall deliver the Metal Quantity of that Option to the Grantor and (ii) in the case of a Call Option, the Grantor shall deliver to the Holder the Metal Quantity of that Option, and the Holder shall pay the Strike Value of that Option to the Grantor; except that at the Holder's option, expressed by irrevocable notice to the Grantor at the time the Option is entered into, or at any other time by mutual agreement of the parties, the Option may be settled in cash (and thus no delivery of Metal will take place) by the Grantor transferring to the Holder on such second Business Day after the date of exercise an amount equal to the Option Value of such Option at the time of exercise adjusted for any margin advances, if any, for the specific Option.

4.   PAYMENT AND DELIVERY

     A.   All  amounts  payable hereunder and under  any  Forward
          Contract or Option shall be paid in Funds.

     B. Delivery of Metal under any Forward Contract or Option shall be effected by credit of the appropriate type of Metal (in form and purity qualifying as such) to the unallocated account specified in the Forward Contract or Option, or such other location as mutually agreed.

5.   MARGIN

In order to secure Alta Gold's obligations to Gerald under this Agreement and any outstanding Forward Contracts and Options, Alta
Gold agrees to margin its obligations under Forward Contracts and Options in the following manner:

     A. The amount of exposure under all Options outstanding between Gerald and Alta Gold shall be the sum of the Option Value of all outstanding options granted by Alta Gold less the sum of the Option Value of all outstanding Options granted by Gerald, hereafter referred to as the "Option Exposure".

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Alta Gold Co.
April 10, 1997
Page 5

     B. It is agreed that the purchaser under a Forward Contract, has an unrealized gain if the Market Value of such contract exceeds its Contract Value and that the seller under a Forward Contract, has a unrealized gain if the Contract Value of such contract exceeds its Market Value. At the close of business on each Business Day, the net unrealized gain of all Forward Contracts then outstanding shall be calculated by
          (i) determining the difference between the Market Value and Contract Value of each Forward Contract and
          (ii) netting these amounts against each other. The net unrealized gain is referred to herein as the "Market Exposure", and the party having the net unrealized gain is referred to as the party then "Market Exposed".

     C. For purposes of all margin calculations under this Agreement, all purchase and sales of Forward Contracts shall be netted. Furthermore, the combination of the Option Exposure and the Market Exposure is referred to as the "Total Exposure".

     D. During the period that any Forward Contracts are outstanding and Gerald's Total Exposure equals or exceeds US $1,500,000 (One Million Five Hundred Thousand U.S. Dollars) (the "Margin Line") Gerald shall receive a margin deposit from Alta Gold for amounts in excess of US $1,500,000 (One Million Five Hundred Thousand U.S. Dollars) in the form of Funds, or other mutually agreed upon forms of margin. Thereafter, margin cover shall be deposited or returned whenever Gerald's Total Exposure, less margin already deposited increases or decreases by US $150,000 (One Hundred Fifty Thousand U.S. Dollars). All margin deposits or returns shall be made by the close of business on the business day following notification. In no event shall Gerald return funds greater than the total funds received from Alta Gold.

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Alta Gold Co.
April 10, 1997
Page 6

     E. Margin received in the form of cash shall be credited with interest at a rate equal to the overnight federal funds rate as published by the New York Federal Reserve Bank, basis a 360 day year. Interest charges shall be credited and paid monthly by wire transfer to the account of Alta Gold.

6.   SECURITY INTEREST

     Each party hereby represents that it is now, and will at all times during the continuance of this Agreement be, the sole and absolute owner of any property delivered by such party as margin hereunder, free and clear of any and all charges, liens, encumbrances or security interests of any kind other than the interest of the other party provided for in this paragraph 6. Without prejudice to any other rights which a party may have hereunder, any margin delivered to a party hereunder shall be and hereby is pledged to such party by way of a first priority security interest as security for all obligations of the party delivering such margin under all contracts and transactions relating or pursuant thereto. The security interest provided for herein is to be a continuing security interest, notwithstanding any intermediate payment or settlement of any such obligations. Neither this Agreement nor the security interest provided for herein shall be terminated, affected or prejudiced by any bankruptcy, liquidation, amalgamation, reorganization or reconstruction of, or merger involving, the party delivering margin to which such security interest attaches.

7.   NON-PERFORMANCE

     Notwithstanding any other provisions hereof or any Forward Contract or Option, in the event Alta Gold (a) defaults in the payment or performance of any obligation to Gerald hereunder or under any other agreements with Gerald including any loan agreements, (b) filed a petition or otherwise commences or authorizes the commencement of a proceeding under any bankruptcy or similar law or have any such petition filed or proceeding commenced against it,
     (c) discontinues operation of a material portion of its business for any reason, (d) is unable to pay its debts as they fall due; then in any such event Gerald shall have the right at any time:

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Alta Gold Co.
April 10, 1997
Page 7

     A. To reduce the Margin Line as specified herein to U.S. $1.00 (One U.S. Dollar) (the "Reduced Margin Line") and thereby accelerate any and all of Gerald's Total Exposure as margin due and payable to Gerald by Alta Gold, by the close of business in New York on the next Business Day. Margin cover shall be deposited in the form of cash or other mutually acceptable form of margin. Thereafter, the Reduced Margin Line shall be effective until Gerald notifies Alta Gold, in writing, as to otherwise;

     B.   To  liquidate any or all Forward Contracts and  Options
          then outstanding by:

          (i) Closing out each Forward Contract and Option at the time of liquidation so that each such Forward Contract and Option is canceled and market damages equal to their then Total Exposure is calculated and a settlement payment in an amount equal to such Total Exposure, if any, less any margin held, is then due the party then Market Exposed.

          (ii) Setting off against each other all settlement payments which Gerald owes to Alta Gold as a result of such liquidation and all settlement payments which Alta Gold owes to Gerald as a result thereof, and all other settlements or payments due or payable under any other Agreements including any margin deposits or other collateral, so that all such amounts are netted to a single liquidated amount payable by one party to the other party. The net amount so determined shall be paid by the close of business in New York on the next Business Day. Gerald's rights under this paragraph 6 shall be in addition to, and not in limitation or exclusion of, any other rights which Gerald may have, whether by agreement, operation of law or otherwise;

     C.   To   terminate  performance  of  any  or  all  of   its
          obligations to Alta Gold;

     D. To draw on any Letter of Credit or otherwise convert to cash any margin deposits and set off such amounts in accordance with paragraph 7 B. (ii);

     E.   Claim  and  receive  payment from  Alta  Gold  for  all
          expenses  including reasonable legal expenses  incurred
          in   the  exercise  of  the  foregoing  and  any  other
          remedies.

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Alta Gold Co.
April 10, 1997
Page 8

8.   MISCELLANEOUS

     A. Each Forward Contract shall be governed by the "terms and conditions" set forth on the reverse side of Gerald's "Confirmation of Contract" annexed hereto as an exhibit. In case of conflict with this Agreement, this Agreement will prevail.

     B. This Agreement and each Forward Contract and Option is for the benefit of the parties and their respective successors and permitted assigns. No other person or entity (including without limitation any customer of either party) shall have any rights hereunder or thereunder. This Agreement and each Forward Contract and Option and the rights and duties under this Agreement or any Forward Contract or Option may not be assigned by either party (in whole or in part) without the written consent of the other party, except that Gerald may assign this agreement and any or all Forward Contracts and Options entered into between the parties for financing purposes.

     C. Neither this Agreement nor any Forward Contract or Option may be amended except by a writing signed by both parties or by a telex sent by each party to the other. The paragraph headings are for convenience and reference only and shall not affect the confirmation or interpretation of any provisions hereunder.

     D. This Agreement shall be governed by the laws of the State of New York without giving effect to principles of conflict of laws. Each party hereto consents to the exclusive jurisdiction of the courts of the State of
          New  York  and/or of any U.S. Federal Court located  in
          the City of New York over any disputes arising in connection with the transaction contemplated hereby and thereby. Final judgment in any action shall be binding upon the parties hereto and may be enforced in such courts or in the courts of any country to which jurisdiction the party against whom the action is brought is subject. ALTA GOLD AND GERALD EACH WAIVES TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN).

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Alta Gold Co.
April 10, 1997
Page 9

     E. This Agreement, together with all Forward Contracts and Options entered into, shall be considered one integrated contract. Performance by any party on any day hereunder or under any Forward Contract or Option is conditional on performance then due by the other party hereunder or thereunder. The parties hereby acknowledge that all transactions under these Agreements are commercial transactions.

     F. Each party hereto represents and warrants to the other that it possesses all necessary power, authority and, to the extent applicable, approvals necessary to enter into this Agreement and any Forward Contracts or Options it enters into, that the execution and implementation hereof or thereof will not cause such party to be in violation of any other agreement or law, regulation, order or court process or decision to which it is a party or to which it is in any way subject, and that this Agreement and each Forward Contract and Option constitutes its valid and binding agreement enforceable against it in accordance with its terms.

     G. Each party hereto represents and warrants to the other that, on the date hereof, and at the time any Forward Contract or Option is entered into, it is a producer, processor or commercial user of, or a merchant handling gold or the products or by-products thereof, and is entering into this Agreement and any Forward Contract or Option solely for the purpose of its business as such.

     H. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     I. Each party reserves the right to review and/or withdraw this Agreement in accordance with changing market and/or financial conditions. In no event will such withdrawal of this Agreement affect outstanding transactions or obligations.

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Alta Gold Co.
April 10, 1997
Page 10

     J. Neither a failure nor a delay on the part of either party in exercising any right, power or privilege, hereunder, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

9.   NOTICES

     All notices hereunder shall be in writing or by telex or telefax and deemed given when received at the respective party's address set forth below unless sent by telex or telefax in which case the same shall be deemed given when sent to the telex or telefax address of the respective party set forth below and for telex confirmed by the respective answerback specified below, and for telefax confirmed as being received by the respective party.

     If to Gerald:                If to Alta Gold:

     Gerald Metals, Inc.          Alta Gold Co.
     P.O. Box 10134               601 Whitney Ranch Drive
     High-Ridge Park              Suite 10
     Stamford, CT  06904          Henderson, NV  89014

     ATTN:  Susan A. Scoggins     ATTN:  Robert N. Pratt
     Telefax:  (203) 609-8301     Telefax:
     cc:  Treasurer

     ACCEPTED BY:

     ALTA GOLD CO.                 GERALD METALS, INC.

     By:                           By:
                                        Robert C. Kaeser
                                        Vice President

     Date:                         By:
                                        Mark A. Edelstein
                                        Director, Structured Finance

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